UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2013

TELESTONE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32503	84-1111224
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

Floor 10, China Ruida Plaza

No. 74 Lugu Road

Shi Jingshan District

Beijing, People’s Republic of China 100040

(Address of principal executive offices)

Registrant’s telephone number, including area code (86)-10-6860-8335

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Telestone Technologies Corporation (the “Company”) filed a Form 12b-25 Notification of Late Filing on April 2, 2013 (the “Original 12b-25”) confirming that the Company would be delaying the filing of the Company’s Form 10-K for the fiscal year ended December 31, 2012 (the “2012 10-K”). On April 16, 2013, the Company filed an amendment to that Form 12b-25 (the “Amended 12b-25”) confirming that the Company would not be able to file the 2012 10-K within the 15 day grace period afforded by the Original 12b-25.

In the Amended 12b-25 the Company disclosed, among other things that the Company is experiencing delays in obtaining certain necessary financial records from its Sichuan Ruideng subsidiary (the “Subsidiary Records Issue”). While the Company has completed the audit of the parent company, the records from Sichuan Ruideng are necessary to complete the audit of the Company’s consolidated financial results.

The Company continues to work diligently to resolve the Subsidiary Records Issue and complete its 2012 audit and intends to file the 2012 10-K as soon as practicable.

A press release, dated April 16, 2013, disclosing the Subsidiary Records Issue and its impact on the timing of the filing of the 2012 10-K is attached as Exhibit 99.1 and is furnished herewith.

This Current Report on Form 8-K contains forward-looking statements. These statements are based on management’s current expectations and involve a number of risks and uncertainties, including risks described in our filings with the Securities and Exchange Commission. The Company’s actual results may differ materially from the Company’s anticipated or expected results and the results in the forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Press release issued by Telestone Technologies Corporation dated as of April 16, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELESTONE TECHNOLOGIES CORPORATION

Dated: April 16, 2013	By:	/s/ Han Daqing
	Name:	Han Daqing
	Title:	Chief Executive Officer